EXHIBIT 23(i)



                        CONSENT OF JACSON & RHODES, P.C.




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LETTERHEAD OF JACKSON & RHODES, P.C.


The  Board  of  Directors
Adair  International  Oil  and  Gas,  Inc.


We consent to the incorporation by reference in the registration statement on Form S-8 of Adair International Oil & Gas, Inc. of our report dated March 30, 2001 relating to the consolidated balance sheets of Adair International Oil & Gas, Inc. as of December 31, 2000 and May 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the periods then ended, which report appears in the annual report on Form 10KSB of Adair International Oil and Gas, Inc.



                                               /s/

                                            Jackson & Rhodes PC


Dallas,  Texas
January  31,  2002


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                                 EXHIBIT 23(ii)



                        CONSENT OF BRYAN J. YARNELL, ESQ.




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                                Bryan J. Yarnell
                                 Attorney at Law

                                     PMB #75
                            958 South Military Trail
                         West Palm Beach, Florida 33415
                Telephone: (561)478-1157; Facsimile (561)712-7889


                                January 31, 2002

John W. Adair
Adair International Oil and Gas, Inc
3000 Richmond Avenue, Suite 100
Houston, Texas 77098

     Re:     Consent to use Opinion Regarding Form S-8 Registration Statement

Dear Mr. Adair:

     I consent to the filing of my January 31, 2002 Opinion Regarding Form S-8 Registration Statement as an exhibit to the Registration Statement and to the reference in the Registration Statement to Bryan J. Yarnell, Esq. under the heading "Exhibits-Opinion."


                              Sincerely,



                              Bryan  J.  Yarnell

BJY/rjy



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